Exhibit 99.1
HERTZ ANNOUNCES Q3 2026 RESULTS, STRONGEST QUARTERLY REVENUE AND EBITDA PERFORMANCE IN THREE YEARS
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“We delivered our strongest quarterly revenue and Adjusted Corporate EBITDA performance in three years, driven by continued revenue growth and margin expansion on flat capacity,” said Gil West, Chief Executive Officer of Hertz. “The underlying progress in our core U.S. rental business is meaningful, and we see significant opportunity ahead as we continue to improve execution, expand our franchise model and build new sources of earnings and value across the Hertz platform.”

ESTERO, Fla, November 5, 2026 – Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz," "Hertz Global," or the "Company") today reported results for its third quarter 2026.

Q3 2026 HIGHLIGHTS
•Revenue totaled $2.6 billion in the third quarter, up approximately 6% year over year and the Company's best quarterly revenue performance in three years.
•Year-over-year Revenue per Unit (RPU) and Revenue per Day (RPD), each increased approximately 5%, marking the third consecutive quarter of sequential improvement. Strong pricing in the Company's U.S. core business, where RPD increased approximately 8%, was achieved despite lower TSA volumes. U.S. strength was partially offset by softness in International.
•GAAP net income for the quarter totaled $116 million, down from $184 million the year before, and Diluted GAAP EPS was $0.20. Adjusted net income was $67 million and Adjusted Diluted EPS was $0.14.
•Adjusted Corporate EBITDA was $233 million, representing a 15% year-over-year improvement and the Company's best quarter of Adjusted Corporate EBITDA in three years.
•Net Depreciation per Unit per Month (Net DPU) was $285 in the third quarter, consistent with the Company's expectations. At an average age of nine months, Hertz’s U.S. core fleet is the youngest it has been in 12 years.
•Direct Operating Expense (DOE) per Day increased 6% year over year and Adjusted DOE per Day increased approximately 5% year over year, including approximately 240 basis points of revenue-related expenses associated with higher RPD. The remaining increase primarily reflected higher collision and maintenance expense.
•The spread between RPD and Adjusted DOE per Day improved by approximately 5% on a year-over-year basis, representing the fourth consecutive quarter of year-over-year spread improvement.
•Hertz ended the third quarter with approximately $946 million of liquidity.

•Hertz recently announced that Oro Mobility (Oro) secured an $80 million strategic equity investment from a consortium of investors, giving Oro the dedicated capital, talent, flexibility and strategic focus to scale as a standalone growth platform across the evolving mobility ecosystem. Oro drivers have completed more than ten million miles to date and its first AV partnership is now underway in the San Francisco Bay Area.

Q3 SUMMARY
Hertz’s third quarter results reflected continued progress in its transformation, led by strong commercial performance and disciplined fleet management. The Company delivered $2.6 billion in revenue, $67 million in adjusted net income, and $233 million in Adjusted Corporate EBITDA. The revenue and Adjusted Corporate EBITDA results were the Company’s strongest quarterly results in three years.

Commercial momentum remained strong in the quarter, with RPU increasing approximately 5% to $1,639 and RPD increasing approximately 5% year over year. This marked the third consecutive quarter of sequential improvement in both metrics despite a softer revenue environment in our International segment. The Company continues to execute its commercial playbook, with stronger demand generation, more sophisticated pricing and disciplined fleet management at the local level driving performance. These efforts drove an approximately 8% year over year RPD increase in the U.S. core business.

Adjusted DOE per Day increased approximately 5% year over year. Approximately 240 basis points of that increase was due to with revenue related expenses associated with higher RPD. Beyond those revenue driven costs, DOE was pressured by elevated collision and maintenance costs, and broader inflationary pressures. The Company is taking actions to reduce repair costs, improve labor productivity and vehicle utilization, as well as strengthen damage recovery and collections.

The spread between RPD and Adjusted DOE per Day improved by $1.36 globally, or approximately 5%, year over year, with improvement of more than $2.50 in the U.S. Hertz is increasingly focused on this spread as an important indicator of its ability to convert stronger revenue performance into improved operating economics.

Fleet economics remained stable, with Net DPU of $285 per month, consistent with the Company’s expectations. Today, Hertz operates one of its youngest U.S. core fleets in a dozen years and remains disciplined on model-year 2027 purchases to support current DPU levels while enhancing customer choice.

The Company ended the quarter with approximately $946 million of liquidity, including cash and cash equivalents and available capacity under its revolving credit facility.

PLATFORM FOR GROWTH
Hertz's transformation remains focused on strengthening its core rental business while creating additional sources of earnings and value from capabilities the Company has built over decades across Rental, Service, Fleet, and Mobility. In September, Hertz aligned its organizational structure to its platform, with dedicated leaders accountable for each area's performance.

In Rental, the Company is pursuing strategic franchise opportunities across multiple geographies, supporting a more locally operated and capital-efficient business model. It recently signed an agreement with its existing Baltic franchise partner to transition its operations in the Czech Republic and Slovakia to a franchise model.

In Service, the Company is leveraging its core capabilities to create new revenue streams and growth opportunities. Hertz has extended its vehicle transportation capabilities to third-party customers, including dealerships, fleet management companies and retail customers, with approximately 50,000 vehicle moves expected this year.

In Fleet, Hertz continues to advance its Hertz Car Sales retail strategy to prioritize higher-yielding digital channels and build on the scale of its rental business. The Company recently launched Test Drive+, an enhanced iteration of its high-conversion Rent2Buy program, at neighborhood rental locations. The Company is also expanding the use of AI in lead management, customer communications and reporting to improve efficiency and conversion, while deepening relationships with a select group of the nation’s largest used-vehicle retailers.

In Mobility, Hertz recently announced that Oro secured an $80 million strategic equity investment from new and existing investors, establishing it as a standalone growth platform. Hertz retains majority economic ownership of Oro and continues to support the business as its fleet and corporate services partner, enabling Hertz to participate in Oro’s growth. Oro continues to scale, with more than 10 million miles logged across its driver-led managed fleet business to date and its first AV partnership is now underway in the San Francisco Bay Area.

EARNINGS WEBCAST INFORMATION
Hertz Global's live webcast and conference call to discuss its third quarter 2026 results will be held on November 5, 2026 at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s Investor Relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://events.q4inc.com/analyst/285339932?pwd=Vh4M4tvc, and you will be provided with dial in details. Investors are encouraged to dial in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

ABOUT HERTZ
Hertz Global Holdings, Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries, including The Hertz Corporation, and licensees operate the Hertz, Dollar, Thrifty, and Firefly vehicle rental brands, with approximately 11,000 rental locations in 160 countries around the globe. The Company also operates the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the United States, and the Hertz 24/7 car-sharing business in Europe. The Company holds a majority stake in Oro, which provides integrated fleet management solutions across both driver-led and autonomous segments. For more information about Hertz, visit www.hertz.com.

SUMMARY RESULTS
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	Three Months Ended September 30,		% Change
($ in millions, except earnings per share or where noted)	2026	2025
Hertz Global - Consolidated
Total revenues	$2,617	$2,478	6%
Net income (loss)	$116	$184	(37)%
Diluted earnings (loss) per share	$0.20	$0.42	(52)%
Net income (loss) margin	4%	7%
Adjusted net income (loss)(a)	$67	$53	26%
Adjusted diluted earnings (loss) per share(a)	$0.14	$0.14	—%
Adjusted Corporate EBITDA(a)	$233	$203	15%
Adjusted Corporate EBITDA Margin(a)	9%	8%

Average Vehicles (in whole units)	550,234	546,901	1%
Average Rentable Vehicles (in whole units)	533,757	528,641	1%
Total Vehicle Utilization	81%	81%
Operational Vehicle Utilization	83%	84%
Transaction Days (in thousands)	40,968	40,884	—%
Total RPD (in dollars)(b)	$64.06	$60.75	5%
Total RPU Per Month (in whole dollars)(b)	$1,639	$1,566	5%
Depreciation Per Unit Per Month (in whole dollars)(b)	$285	$279	2%
DOE per Transaction Day (in dollars)	$37.76	$35.56	6%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$37.72	$35.77	5%
Americas RAC Segment
Total revenues	$2,045	$1,910	7%
Adjusted EBITDA	$188	$153	23%
Adjusted EBITDA Margin	9%	8%

Average Vehicles (in whole units)	427,207	425,268	—%
Average Rentable Vehicles (in whole units)	412,911	409,371	1%
Total Vehicle Utilization	81%	82%
Operational Vehicle Utilization	84%	85%
Transaction Days (in thousands)	31,893	31,923	—%
Total RPD (in dollars)(b)	$64.21	$59.86	7%
Total RPU Per Month (in whole dollars)(b)	$1,653	$1,556	6%
Depreciation Per Unit Per Month (in whole dollars)(b)	$280	$279	—%
DOE per Transaction Day (in dollars)	$38.95	$36.17	8%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$38.84	$36.46	7%
International RAC Segment
Total revenues	$572	$568	1%
Adjusted EBITDA	$94	$103	(9)%
Adjusted EBITDA Margin	16%	18%

Average Vehicles (in whole units)	123,027	121,633	1%
Average Rentable Vehicles (in whole units)	120,845	119,270	1%
Total Vehicle Utilization	80%	80%
Operational Vehicle Utilization	82%	82%
Transaction Days (in thousands)	9,075	8,961	1%
Total RPD (in dollars)(b)	$63.55	$63.91	(1)%
Total RPU Per Month (in whole dollars)(b)	$1,591	$1,601	(1)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$302	$281	7%
DOE per Transaction Day (in dollars)	$33.36	$33.20	—%
Adjusted DOE per Transaction Day (in dollars)(b)(c)	$33.58	$33.60	—%
NM = Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2026 and 2025.
(b)    Based on December 31, 2025 foreign exchange rates.
(c)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule V for 2026 and 2025.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and the Company’s rationale regarding the importance and usefulness of non-GAAP measures for investors and management.

Effective in the first quarter of 2026, the Company revised its definition of Adjusted Net Income (Loss) and Adjusted Corporate EBITDA to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses. The update was made in an effort to better reflect management's view of ongoing operations and operational performance. The presentation of the prior period has been recast to conform to the current period presentation.

Also effective in the first quarter of 2026, the Company changed its definition of Average Rentable Vehicles and Average Vehicles to use a daily average of vehicles as opposed to a simple average of vehicles at the beginning and end of a period, which the Company believes is a better, more accurate measure of its vehicles. The presentation of the prior period has been recast to conform to the current period presentation.

We have not reconciled Adjusted Corporate EBITDA for the quarter-ended December 31, 2026, the fiscal year ended December 31, 2026, or the fiscal year ended December 31, 2027 to GAAP net income or loss as a result of uncertainty regarding, and the potential variability of, reconciling items such as the change in fair value of Public Warrants, as this adjustment is directly impacted by unpredictable fluctuations in our stock price and the volume of warrants exercised during the period. Accordingly, a reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results calculated in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company's management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things.
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;

•disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, as well as the Company's ability to implement plans to support a modern mobility ecosystem, including the success of the Oro joint venture and Oro's partnership with Uber;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective front-line employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to evaluate, maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws and those tax laws that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the risk of an impairment of the Company's long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance the Company's corporate responsibility priorities;
•the availability of additional, or continued sources, of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could, among other things, negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2026	2025	2026	2025
Revenues	$2,617	$2,478	$7,017	$6,476
Expenses:
Direct vehicle and operating	1,547	1,454	4,345	4,122
Depreciation of revenue earning vehicles and lease charges, net	468	457	1,436	1,407
Depreciation and amortization of non-vehicle assets	28	29	80	88
Selling, general and administrative	256	241	750	706
Interest expense, net:
Vehicle	163	161	474	453
Non-vehicle	88	86	292	445
Total interest expense, net	251	247	766	898
Other (income) expense, net	5	3	6	14
(Gain) on sale of non-vehicle capital assets	—	(39)	(64)	(128)
Legal settlement	(6)	(154)	(6)	(154)
Change in fair value of Public Warrants	(19)	6	(150)	130
Total expenses	2,530	2,244	7,163	7,083
Income (loss) before income taxes	87	234	(146)	(607)
Income tax (provision) benefit	29	(50)	(7)	54
Net income (loss)	$116	$184	$(153)	$(553)

Weighted average number of shares outstanding:
Basic	320	311	317	309
Diluted	475	364	396	309
Earnings (loss) per share:
Basic	$0.36	$0.59	$(0.48)	$(1.79)
Diluted	$0.20	$0.42	$(0.59)	$(1.79)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$531	$565
Restricted cash and cash equivalents:
Vehicle	318	317
Non-vehicle	274	285
Total restricted cash and cash equivalents	592	602
Total cash and cash equivalents and restricted cash and cash equivalents	1,123	1,167
Receivables:
Vehicle	416	381
Non-vehicle, net of allowance of $100 and $91, respectively	878	729
Total receivables, net	1,294	1,110
Prepaid expenses and other assets	707	782
Revenue earning vehicles:
Vehicles	14,640	14,039
Less: accumulated depreciation	(1,673)	(1,513)
Total revenue earning vehicles, net	12,967	12,526
Property and equipment, net	497	566
Operating lease right-of-use assets	2,226	2,257
Intangible assets, net	2,887	2,858
Goodwill	1,045	1,045
Total assets	$22,746	$22,311
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$209	$342
Non-vehicle	663	517
Total accounts payable	872	859
Accrued liabilities	989	1,231
Accrued taxes, net	132	131
Debt:
Vehicle	11,958	11,629
Non-vehicle	5,953	5,425
Total debt	17,911	17,054
Public Warrants	72	222
Operating lease liabilities	2,260	2,275
Self-insured liabilities	633	648
Deferred income taxes, net	366	350
Total liabilities	23,235	22,770
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 531,373,578 and 486,543,836 shares issued, respectively, and 356,561,534 and 311,731,792 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,576	6,447
Retained earnings (Accumulated deficit)	(3,402)	(3,249)
Accumulated other comprehensive income (loss)	(238)	(232)
Total stockholders' equity (deficit)	(489)	(459)
Total liabilities and stockholders' equity (deficit)	$22,746	$22,311

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$116	$184	$(153)	$(553)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	521	503	1,600	1,585
Depreciation and amortization, non-vehicle	28	29	80	88
Amortization of deferred financing costs and debt discount (premium)	24	19	61	55
Accreted interest on Exchangeable Notes	12	2	27	6
PIK Interest on Exchangeable Notes	11	10	22	21
Stock-based compensation charges	18	14	56	46
Provision for receivables allowance	36	33	120	86
Deferred income taxes, net	(29)	60	10	(88)
(Gain) loss on sale of non-vehicle capital assets	—	(39)	(64)	(128)
Change in fair value of Public Warrants	(19)	6	(150)	130
Unrealized (gain) loss on financial instruments	(79)	(32)	(163)	72
Other	4	(4)	3	5
Changes in assets and liabilities:
Non-vehicle receivables	1	62	(274)	(22)
Prepaid expenses and other assets	13	23	(53)	(30)
Operating lease right-of-use assets	107	105	327	323
Non-vehicle accounts payable	27	15	117	43
Accrued liabilities	(35)	(79)	(246)	59
Accrued taxes, net	(3)	(1)	3	3
Operating lease liabilities	(144)	(96)	(311)	(304)
Self-insured liabilities	(10)	21	(12)	35
Net cash provided by (used in) operating activities	599	835	1,000	1,432
Cash flows from investing activities:
Revenue earning vehicles expenditures	(1,628)	(1,903)	(8,845)	(7,799)
Proceeds from disposal of revenue earning vehicles	1,695	1,720	6,778	5,970
Non-vehicle capital asset expenditures	(27)	(26)	(84)	(70)
Proceeds from non-vehicle capital assets disposed of	3	51	125	177
Return of (investment in) equity investments	(1)	—	(1)	—
Net cash provided by (used in) investing activities	42	(158)	(2,027)	(1,722)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	1,380	850	4,165	4,624
Repayments of vehicle debt	(2,150)	(1,295)	(3,825)	(4,285)
Proceeds from issuance of non-vehicle debt	520	775	2,621	1,831
Repayments of non-vehicle debt	(561)	(519)	(1,894)	(1,378)
Payment of financing costs	(12)	(27)	(66)	(68)
Proceeds from the issuance of stock, net	—	—	3	—
Purchase of Capped Call Transactions, net	—	(38)	—	(38)
Other	(1)	(2)	(13)	(9)
Net cash provided by (used in) financing activities	(824)	(256)	991	677
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	2	(1)	(8)	29
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(181)	420	(44)	416
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,304	1,129	1,167	1,133
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,123	$1,549	$1,123	$1,549

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended September 30, 2026				Three Months Ended September 30, 2025
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$2,045	$572	$—	$2,617	$1,910	$568	$—	$2,478
Expenses:
Direct vehicle and operating	1,242	303	2	1,547	1,155	298	1	1,454
Depreciation of revenue earning vehicles and lease charges, net	358	110	—	468	355	102	—	457
Depreciation and amortization of non-vehicle assets	23	3	2	28	23	3	3	29
Selling, general and administrative	137	71	48	256	127	80	34	241
Interest expense, net:
Vehicle	139	24	—	163	134	27	—	161
Non-vehicle	4	(3)	87	88	1	(4)	89	86
Total interest expense, net	143	21	87	251	135	23	89	247
Other (income) expense, net	1	1	3	5	1	(3)	5	3
(Gain) on sale of non-vehicle capital assets	—	—	—	—	(39)	—	—	(39)
Legal settlement	(6)	—	—	(6)	(154)	—	—	(154)
Change in fair value of Public Warrants	—	—	(19)	(19)	—	—	6	6
Total expenses	1,898	509	123	2,530	1,603	503	138	2,244
Income (loss) before income taxes	$147	$63	$(123)	87	$307	$65	$(138)	234
Income tax (provision) benefit				29				(50)
Net income (loss)				$116				$184

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Nine Months Ended September 30, 2026				Nine Months Ended September 30, 2025
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$5,591	$1,426	$—	$7,017	$5,138	$1,338	$—	$6,476
Expenses:
Direct vehicle and operating	3,523	815	7	4,345	3,353	768	1	4,122
Depreciation of revenue earning vehicles and lease charges, net	1,151	285	—	1,436	1,142	265	—	1,407
Depreciation and amortization of non-vehicle assets	65	10	5	80	72	10	6	88
Selling, general and administrative	398	193	159	750	373	184	149	706
Interest expense, net:
Vehicle	401	73	—	474	380	73	—	453
Non-vehicle	9	(10)	293	292	1	(12)	456	445
Total interest expense, net	410	63	293	766	381	61	456	898
Other (income) expense, net	(1)	3	4	6	2	(5)	17	14
(Gain) on sale of non-vehicle capital assets	(64)	—	—	(64)	(128)	—	—	(128)
Legal settlement	(6)	—	—	(6)	(154)	—	—	(154)
Change in fair value of Public Warrants	—	—	(150)	(150)	—	—	130	130
Total expenses	5,476	1,369	318	7,163	5,041	1,283	759	7,083
Income (loss) before income taxes	$115	$57	$(318)	(146)	$97	$55	$(759)	(607)
Income tax (provision) benefit				(7)				54
Net income (loss)				$(153)				$(553)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2026	2025	2026	2025
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$116	$184	$(153)	$(553)
Adjustments:
Income tax provision (benefit)	(29)	50	7	(54)
Vehicle and non-vehicle debt-related charges(b)	45	26	108	77
Restructuring and restructuring related charges(c)	21	4	37	11
Acquisition accounting-related depreciation and amortization(d)	—	—	—	1
Net (gains) losses on financial instruments(e)	(76)	(43)	(156)	69
Share-based compensation expense(f)	18	14	55	45
Foreign currency transactions(g)	2	8	2	10
(Gain) on sale of non-vehicle capital assets(h)	—	(39)	(64)	(128)
Legal settlement(i)	(6)	(154)	(6)	(154)
Change in fair value of Public Warrants	(19)	6	(150)	130
Other items(j)(k)	17	14	48	57
Adjusted pre-tax income (loss)(l)	89	70	(272)	(489)
Income tax (provision) benefit on adjusted pre-tax income (loss)(m)	(22)	(18)	68	122
Adjusted Net Income (Loss)	$67	$53	$(204)	$(367)
Weighted-average number of diluted shares outstanding	475	364	396	309
Adjusted Diluted Earnings (Loss) Per Share(n)	$0.14	$0.14	$(0.52)	$(1.19)

Supplemental Schedule II (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2026	2025	2026	2025
Adjusted Corporate EBITDA:
Net income (loss)	$116	$184	$(153)	$(553)
Adjustments:
Income tax provision (benefit)	(29)	50	7	(54)
Non-vehicle depreciation and amortization	28	29	80	88
Non-vehicle debt interest, net of interest income(o)	158	123	443	371
Vehicle debt-related charges(b)	11	12	33	35
Restructuring and restructuring related charges(c)	21	4	37	11
Net (gains) losses on financial instruments(e)	(76)	(43)	(156)	69
Share-based compensation expense(f)	18	14	55	45
Foreign currency (gains) losses(g)	2	8	2	10
(Gain) on sale of non-vehicle capital assets(h)	—	(39)	(64)	(128)
Legal settlement(i)	(6)	(154)	(6)	(154)
Change in fair value of Public Warrants	(19)	6	(150)	130
Other items(j)	9	9	25	48
Adjusted Corporate EBITDA(p)	$233	$203	$153	$(82)
Adjusted Corporate EBITDA margin	9%	8%	2%	(1)%
(a)Net income (loss) margin for the three and nine months ended September 30, 2026 was 4% and (2)%, respectively. Net income (loss) margin for the three and nine months ended September 30, 2025 was 7% and (9)%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions, litigation and closure of underperforming locations.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents total realized and unrealized (gains) losses on derivative financial instruments, including gains (losses) related to the fair value of the Exchange Features 2029, the Exchange Feature 2030, the First Lien Exchangeable Feature 2030 and the Capped Call Transactions 2030. As a result of the revision to the definitions of Adjusted pre-tax income (loss) and Adjusted Corporate EBITDA, the three months ended September 30, 2026 and 2025, includes a realized loss of $3 million and a realized gain of $10 million, respectively, on derivative financial instruments, and for the nine months ended September 30, 2026 and 2025, includes a realized loss of $7 million and a realized gain of $3 million, respectively, on derivative financial instruments.
(f)Represents total employee compensation expense associated with grants made under the 2021 Omnibus Plan.
(g)Represents (gains) losses recognized on the remeasurement and settlement of foreign currency transactions, excluding gains (losses) related to foreign currency derivative financial instruments, which are included in footnote (e) above.
(h)Represents the gain recognized on the sales of certain non-vehicle capital assets sold in the second quarter of 2026 and June and July 2025.

Supplemental Schedule II (continued)
(i) Represents the gain related to the receipt of a settlement distribution in August 2026 and September 2025 in connection with the Company’s participation in a class action settlement.
(j)Represents miscellaneous items. For the three months ended September 30, 2026, primarily includes certain IT-related charges, certain environmental remediation costs and cloud computing costs. For the three months ended September 30, 2025, primarily includes an unfavorable litigation ruling and an increase to an existing bankruptcy-related litigation reserve, partially offset by certain other litigation adjustments. For the nine months ended September 30, 2026, primarily includes certain IT-related charges, cloud computing costs and certain environmental remediation costs. For the nine months ended September 30, 2025, primarily includes an increase to an existing bankruptcy-related litigation reserve, certain IT-related charges, an unfavorable litigation ruling, cloud computing costs, certain concession-related adjustments and certain other litigation charges and adjustments.
(k)Also includes letter of credit fees.
(l)The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,547	$(5)	$1,542	$1,454	$6	$1,460
Depreciation of revenue earning vehicles and lease charges, net	468	—	468	457	—	457
Depreciation and amortization of non-vehicle assets	28	—	28	29	—	29
Selling, general and administrative	256	(38)	218	241	(17)	224
Interest expense, net:
Vehicle	163	(6)	157	161	(12)	149
Non-vehicle	88	25	113	86	15	101
Total interest expense, net	251	19	270	247	3	250
Other (income) expense, net	5	(3)	2	3	(2)	1
(Gain) on sale of non-vehicle capital assets	—	—	—	(39)	39	—
Legal settlement	(6)	6	—	(154)	154	—
Change in fair value of Public Warrants	(19)	19	—	6	(6)	—
Total expenses	$2,530	$(2)	$2,528	$2,244	$177	$2,421

(in millions)	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$4,345	$(12)	$4,333	$4,122	$(15)	$4,107
Depreciation of revenue earning vehicles and lease charges, net	1,436	—	1,436	1,407	—	1,407
Depreciation and amortization of non-vehicle assets	80	—	80	88	—	88
Selling, general and administrative	750	(98)	652	706	(24)	682
Interest expense, net:
Vehicle	474	(27)	447	453	(35)	418
Non-vehicle	292	46	338	445	(133)	312
Total interest expense, net	766	19	785	898	(168)	730
Other (income) expense, net	6	(3)	3	14	(10)	4
(Gain) on sale of non-vehicle capital assets	(64)	64	—	(128)	128	—
Legal settlement	(6)	6	—	(154)	154	—
Change in fair value of Public Warrants	(150)	150	—	130	(130)	—
Total expenses	$7,163	$126	$7,289	$7,083	$(65)	$7,018

Supplemental Schedule II (continued)
(m)    Derived utilizing an effective rate of 25% for the three and nine months ended September 30, 2026 and 2025, applied to the respective Adjusted Pre-tax Income (Loss).
(n)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(o)    Excludes gains (losses) related to the fair value of the Exchange Features 2029, Exchange Feature 2030, First Lien Exchangeable Feature 2030 and Capped Call Transactions 2030, which are included in footnote (e) above.
(p)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,547	$(5)	$1,542	$1,454	$6	$1,460
Depreciation of revenue earning vehicles and lease charges, net	468	—	468	457	—	457
Depreciation and amortization of non-vehicle assets	28	(28)	—	29	(29)	—
Selling, general and administrative	256	(41)	215	241	(17)	224
Interest expense, net:
Vehicle	163	(6)	157	161	(12)	149
Non-vehicle	88	(88)	—	86	(86)	—
Total interest expense, net	251	(94)	157	247	(98)	149
Other (income) expense, net	5	(3)	2	3	(5)	(2)
(Gain) on sale of non-vehicle capital assets	—	—	—	(39)	39	—
Legal settlement	(6)	6	—	(154)	154	—
Change in fair value of Public Warrants	(19)	19	—	6	(6)	—
Total expenses	$2,530	$(146)	$2,384	$2,244	$44	$2,288

(in millions)	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$4,345	$(12)	$4,333	$4,122	$(15)	$4,107
Depreciation of revenue earning vehicles and lease charges, net	1,436	—	1,436	1,407	—	1,407
Depreciation and amortization of non-vehicle assets	80	(80)	—	88	(88)	—
Selling, general and administrative	750	(105)	645	706	(24)	682
Interest expense, net:
Vehicle	474	(27)	447	453	(35)	418
Non-vehicle	292	(292)	—	445	(445)	—
Total interest expense, net	766	(319)	447	898	(480)	418
Other (income) expense, net	6	(3)	3	14	(18)	(4)
(Gain) on sale of non-vehicle capital assets	(64)	64	—	(128)	128	—
Litigation settlement	(6)	6	—	(154)	154	—
Change in fair value of Public Warrants	(150)	150	—	130	(130)	—
Total expenses	$7,163	$(299)	$6,864	$7,083	$(473)	$6,610

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$599	$835	$1,000	$1,432
Depreciation and reserves for revenue earning vehicles, net	(521)	(503)	(1,600)	(1,585)
Bankruptcy related payments (post emergence) and other payments	9	(154)	368	(142)
Adjusted operating cash flow	87	178	(232)	(295)
Non-vehicle capital asset proceeds (expenditures), net	(24)	25	41	107
Adjusted operating cash flow before vehicle investment	63	203	(191)	(188)
Net fleet growth after financing	(101)	45	(151)	185
Adjusted free cash flow	$(38)	$248	$(342)	$(3)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(1,628)	$(1,903)	$(8,845)	$(7,799)
Proceeds from disposal of revenue earning vehicles	1,695	1,720	6,778	5,970
Revenue earning vehicles capital expenditures, net	67	(183)	(2,067)	(1,829)
Depreciation and reserves for revenue earning vehicles, net	521	503	1,600	1,585
Financing activity related to vehicles:
Borrowings	1,380	850	4,165	4,624
Payments	(2,150)	(1,295)	(3,825)	(4,285)
Restricted cash changes, vehicle	81	170	(24)	90
Net financing activity related to vehicles	(689)	(275)	316	429
Net fleet growth after financing	$(101)	$45	$(151)	$185

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of September 30, 2026			As of December 31, 2025
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$750	$750	$—	$395	$395
Term loans	—	1,963	1,963	—	1,977	1,977
First lien senior notes	—	1,250	1,250	—	1,250	1,250
Exchangeable First Lien Notes Due 2030	—	380	380	—	—	—
Exchangeable Notes Due 2029	—	294	294	—	271	271
Exchangeable Notes Due 2030	—	425	425	—	425	425
Unsecured senior notes	—	1,199	1,199	—	1,200	1,200
U.S. vehicle financing (HVF III)	9,999	—	9,999	9,886	—	9,886
International vehicle financing (Various)	1,888	—	1,888	1,673	—	1,673
Other debt	140	12	152	120	6	126
Fair value of the Exchange Features 2029	—	13	13	—	78	78
Fair value of the Exchange Feature 2030	—	11	11	—	54	54
Fair Value of the First Lien Exchangeable Feature 2030	—	68	68	—	—	—
Debt issue costs, discounts and premiums	(69)	(330)	(399)	(50)	(231)	(281)
Debt issue cost - Share Lending Agreement	—	(82)	(82)	—	—	—
Debt as reported in the balance sheet	11,958	5,953	17,911	11,629	5,425	17,054
Add:
Debt issue costs, discounts and premiums	69	330	399	50	231	281
Debt issue cost - Share Lending Agreement	—	82	82	—	—	—
Less:
Cash and cash equivalents	—	531	531	—	565	565
Restricted cash	318	—	318	317	—	317
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$11,709	$5,589	$17,298	$11,362	$4,846	$16,208
LTM Adjusted Corporate EBITDA(a)		(29)			(264)
Net Corporate Leverage		NM			NM
NM = Not meaningful
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the nine months ended September 30, 2026, and the twelve months ended December 31, 2025, are as follows:

(In millions)	Nine Months Ended September 30, 2026	Twelve Months Ended December 31, 2025
Net income (loss) three months ended:
December 31, 2025	$(194)	n/a
March 31, 2026	(333)	n/a
June 30, 2026	64	n/a
September 30, 2026	116	n/a
LTM net income (loss)	(347)	$(747)
Adjustments:
Income tax provision (benefit)	(22)	(83)
Non-vehicle depreciation and amortization	109	117
Non-vehicle debt interest, net of interest income	568	496
Vehicle debt-related charges	44	46
Restructuring and restructuring related charge	44	18
Net (gains) losses on financial instruments	(260)	(35)
Share-based compensation expense	71	62
Foreign currency transactions	6	14
Change in fair value of Public Warrants	(236)	44
(Gain) on sale of non-vehicle capital assets	(80)	(144)
Legal settlement	(6)	(154)
Other items	80	102
LTM Adjusted Corporate EBITDA	$(29)	$(264)

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Global RAC

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
Total RPD
Revenues	$2,617	$2,478		$7,017	$6,476
Foreign currency adjustment(a)	8	6		5	53
Total Revenues - adjusted for foreign currency	$2,625	$2,484		$7,022	$6,529
Transaction Days (in thousands)	40,968	40,884		114,507	113,481
Total RPD (in dollars)	$64.06	$60.75	5%	$61.32	$57.54	7%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,625	$2,484		$7,022	$6,529
Average Rentable Vehicles (in whole units)	533,757	528,641		514,983	505,810
Total revenue per unit (in whole dollars)	$4,917	$4,698		$13,636	$12,909
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,639	$1,566	5%	$1,515	$1,434	6%

Total Vehicle Utilization
Transaction Days (in thousands)	40,968	40,884		114,507	113,481
Average Vehicles (in whole units)	550,234	546,901		534,505	532,472
Number of days in period (in whole units)	92	92		273	273
Total Available Car Days (in thousands)	50,631	50,322		145,971	145,423
Total Vehicle Utilization(b)	81%	81%		78%	78%

Operational Vehicle Utilization
Transaction Days (in thousands)	40,968	40,884		114,507	113,481
Average Rentable Vehicles (in whole units)	533,757	528,641		514,983	505,810
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	49,115	48,642		140,645	138,156
Operational Vehicle Utilization(c)	83%	84%		81%	82%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$468	$457		$1,436	$1,407
Foreign currency adjustment(a)	2	1		2	13
Adjusted depreciation of revenue earning vehicles and lease charges	$470	$458		$1,438	$1,420
Average Vehicles (in whole units)	550,234	546,901		534,505	532,472
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$854	$838		$2,690	$2,667
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$285	$279	2%	$299	$296	1%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate, except for DOE-related metrics and measures
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Total Available Car Days.
(c)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Global RAC

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
DOE per Transaction Day
Direct Operating Expense – as reported	$1,547	$1,454		$4,345	$4,122
Transaction Days (in thousands)	40,968	40,884		114,507	113,481
DOE per Transaction Day	$37.76	$35.56	6%	$37.94	$36.33	4%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,547	$1,454		$4,345	$4,122
Adjustments:
Foreign currency adjustment(a)	3	3		2	35
Other(b)	(5)	6		(12)	(15)
Direct Operating Expense (DOE) – as adjusted	1,545	1,463		4,335	4,142
Transaction Days (in thousands)	40,968	40,884		114,507	113,481
Adjusted DOE per Transaction Day	$37.72	$35.77	5%	$37.86	$36.51	4%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate, except for DOE-related metrics and measures
(a)Based on December 31, 2025 foreign exchange rates.
(b)For the three months ended September 30, 2026, primarily includes restructuring related IT costs. For the three months ended September 30, 2025, primarily includes certain litigation adjustments. For the nine months ended September 30, 2026, primarily includes restructuring related IT costs. For the nine months ended September 30, 2025, primarily includes restructuring related IT costs, certain concession-related adjustments and litigation adjustments.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Americas RAC

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
Total RPD
Revenues	$2,045	$1,910		$5,591	$5,138
Foreign currency adjustment(a)	3	1		4	4
Total Revenues - adjusted for foreign currency	$2,048	$1,911		$5,595	$5,142
Transaction Days (in thousands)	31,893	31,923		91,350	90,616
Total RPD (in dollars)	$64.21	$59.86	7%	$61.24	$56.75	8%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,048	$1,911		$5,595	$5,142
Average Rentable Vehicles (in whole units)	412,911	409,371		408,285	400,825
Total revenue per unit (in whole dollars)	$4,959	$4,668		$13,703	$12,829
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,653	$1,556	6%	$1,523	$1,425	7%

Total Vehicle Utilization
Transaction Days (in thousands)	31,893	31,923		91,350	90,616
Average Vehicles (in whole units)	427,207	425,268		425,500	425,293
Number of days in period (in whole units)	92	92		273	273
Total Available Car Days (in thousands)	39,309	39,129		116,176	116,125
Total Vehicle Utilization(b)	81%	82%		79%	78%

Operational Vehicle Utilization
Transaction Days (in thousands)	31,893	31,923		91,350	90,616
Average Rentable Vehicles (in whole units)	412,911	409,371		408,285	400,825
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	37,994	37,665		111,480	109,457
Operational Vehicle Utilization(c)	84%	85%		82%	83%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$358	$355		$1,151	$1,142
Foreign currency adjustment(a)	1	1		1	2
Adjusted depreciation of revenue earning vehicles and lease charges	$359	$356		$1,152	$1,144
Average Vehicles (in whole units)	427,207	425,268		425,500	425,293
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$839	$837		$2,707	$2,689
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$280	$279	—%	$301	$299	1%
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Total Available Car Days.
(c)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

Americas RAC

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
DOE per Transaction Day
Direct Operating Expense – as reported	$1,242	$1,155		$3,523	$3,353
Transaction Days (in thousands)	31,893	31,923		91,350	90,616
DOE per Transaction Day	$38.95	$36.17	8%	$38.56	$37.01	4%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,242	$1,155		$3,523	$3,353
Adjustments:
Foreign Currency Adjustment(a)	2	1		2	3
Other(b)	(5)	8		(12)	(11)
Direct Operating Expense (DOE) – as adjusted	1,239	1,164		3,513	3,345
Transaction Days (in thousands)	31,893	31,923		91,350	90,616
Adjusted DOE per Transaction Day	$38.84	$36.46	7%	$38.45	$36.92	4%
(a)Based on December 31, 2025 foreign exchange rates.
(b)For the three months ended September 30, 2026, primarily includes restructuring related IT costs. For the three months ended September 30, 2025, primarily includes certain litigation adjustments. For the nine months ended September 30, 2026, primarily includes restructuring related IT costs. For the nine months ended September 30, 2025, primarily includes restructuring related IT costs, certain concession-related adjustments and litigation adjustments.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

International RAC

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
Total RPD
Revenues	$572	$568		$1,426	$1,338
Foreign currency adjustment(a)	5	5		2	49
Total Revenues - adjusted for foreign currency	$577	$573		$1,428	$1,387
Transaction Days (in thousands)	9,075	8,961		23,157	22,865
Total RPD (in dollars)	$63.55	$63.91	(1)%	$61.65	$60.67	2%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$577	$573		$1,428	$1,387
Average Rentable Vehicles (in whole units)	120,845	119,270		106,699	104,985
Total revenue per unit (in whole dollars)	$4,773	$4,802		$13,380	$13,215
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,591	$1,601	(1)%	$1,487	$1,468	1%

Total Vehicle Utilization
Transaction Days (in thousands)	9,075	8,961		23,157	22,865
Average Vehicles (in whole units)	123,027	121,633		109,004	107,178
Number of days in period (in whole units)	92	92		273	273
Total Available Car Days (in thousands)	11,322	11,194		29,795	29,298
Total Vehicle Utilization(b)	80%	80%		78%	78%

Operational Vehicle Utilization
Transaction Days (in thousands)	9,075	8,961		23,157	22,865
Average Rentable Vehicles (in whole units)	120,845	119,270		106,699	104,985
Number of days in period (in whole units)	92	92		273	273
Available Car Days (in thousands)	11,121	10,977		29,165	28,698
Operational Vehicle Utilization(c)	82%	82%		79%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$110	$102		$285	$265
Foreign currency adjustment(a)	1	—		1	11
Adjusted depreciation of revenue earning vehicles and lease charges	$111	$102		$286	$276
Average Vehicles (in whole units)	123,027	121,633		109,004	107,178
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$905	$843		$2,626	$2,578
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$302	$281	7%	$292	$286	2%
(a)Based on December 31, 2025 foreign exchange rates.
(b)Calculated as Transaction Days divided by Total Available Car Days.
(c)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS AND OTHER NON-GAAP CALCULATIONS
Unaudited

International RAC

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
($ in millions, except where noted)	2026	2025		2026	2025
DOE per Transaction Day
Direct Operating Expense – as reported	$303	$298		$815	$768
Transaction Days (in thousands)	9,075	8,961		23,157	22,865
DOE per Transaction Day	$33.36	$33.20	—%	$35.19	$33.61	5%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$303	$298		$815	$768
Adjustments:
Foreign Currency Adjustment(a)	2	3		—	33
Other	—	—		1	(1)
Direct Operating Expense (DOE) – as adjusted	305	301		816	800
Transaction Days (in thousands)	9,075	8,961		23,157	22,865
Adjusted DOE per Transaction Day	$33.58	$33.60	—%	$35.23	$34.99	1%
(a)Based on December 31, 2025 foreign exchange rates.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; net (gains) losses on financial instruments; share-based compensation expense; foreign currency (gains) losses; change in fair value of Public Warrants; (gain) on sale of non-vehicle capital assets and certain other miscellaneous or non-recurring items on a pre-tax basis. Effective in the first quarter of 2026, the Company revised its definition of Adjusted Net Income (Loss) to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses in an effort to better align with the management's view of the Company's ongoing operations and its operational performance. The presentation of the prior periods has been recast to conform to the current period presentation.

Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss).

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; net (gains) losses on financial instruments; share-based compensation expense; foreign currency (gains) losses; change in fair value of Public Warrants; (gain) on sale of non-vehicle capital assets and certain other miscellaneous or non-recurring items. Effective in the first quarter of 2026, the Company revised its definition of Adjusted Corporate EBITDA to adjust for realized (gains) losses from financial instruments, share-based compensation expense and foreign currency (gains) losses. The update was made in an effort to better align with management's view of the Company's ongoing operations and its operational performance. The presentation of the prior periods has been recast to conform to the current period presentation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Direct Operating Expense per Transaction Day (“Adjusted DOE per Transaction Day”)

Adjusted DOE per Transaction Day is calculated as Direct Operating Expenses - as reported, exclusive of the impacts of foreign currency exchange rates and adjustments for certain other miscellaneous or non-recurring items, divided by the number of Transaction Days during the period. Adjusted DOE per Transaction Day is important to management and investors as it measures the Company’s cost efficiency on a per unit basis excluding the impact of variable direct operating expense fluctuations attributable to changes in volume, so as not to affect the comparability of underlying trends. Its most comparable GAAP measure is DOE per Transaction Day.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Hertz Global's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt (including the Share Lending Agreement), less cash and cash equivalents. Non-vehicle debt consists of the Company's First Lien RCF, term loans, First Lien Senior Notes, Exchangeable First Lien Notes Due 2030, Exchangeable Notes Due 2029, Exchangeable Notes Due 2030, senior unsecured notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt as reported on the Hertz Global's balance sheet, excluding the impact of unamortized debt issuance costs (including the Share Lending Agreement), less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Total Fleet Capacity" or "Total Capacity")

Average Vehicles is determined using a daily average of the number of vehicles in the fleet whether owned or leased by the Company. Effective in the first quarter of 2026, we changed our definition of Average Vehicles to use a daily average of vehicles as opposed to a simple average of vehicles at the beginning and end of a period. The Company believes this a better, more accurate measure of our vehicles. The prior periods have been recast to reflect this change.

Average Rentable Vehicles ("Rentable Fleet Capacity")

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. Effective in the first quarter of 2026, the Company changed its definition of Average Rentable Vehicles to use a daily average of rentable vehicles as opposed to a simple average of rentable vehicles at the beginning and end of a period. The Company believes this a better, more accurate measure of its rentable vehicles. The prior periods have been recast to reflect this change.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Available Car Days

Total Available Car Days represents Average Vehicles multiplied by the number of days in a given period.

Total Revenue Per Transaction Day ("Total RPD" or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends.

This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Total Vehicle Utilization ("Total Utilization")

Total Vehicle Utilization represents the ratio of Transaction Days to Total Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to Total Fleet Capacity.

Operational Vehicle Utilization ("Utilization")

Operational Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to Rentable Fleet Capacity.